                                                                EXHIBIT 10.39

                                  HILTON HOTELS
                      EXECUTIVE DEFERRED COMPENSATION PLAN

                         EFFECTIVE AS OF JANUARY 1, 1997
               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2000)

                                 HILTON HOTELS
                     EXECUTIVE DEFERRED COMPENSATION PLAN

                               TABLE OF CONTENTS
                               -----------------

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                                                                            Page
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
                                   ARTICLE I
                             TITLE AND DEFINITIONS

1.1 - Title....................................................................1
1.2 - Definitions..............................................................1

                                   ARTICLE II
                                 PARTICIPATION

2.1 - Participation............................................................8

                                   ARTICLE III
                               DEFERRAL ELECTIONS

3.1 - Elections to Defer Compensation..........................................8
3.2 - Investment Elections.....................................................9

                                   ARTICLE IV
                          DISTRIBUTION OPTION ACCOUNTS

4.1 - Compensation Deferrals..................................................10
4.2 - Company Contribution....................................................11
4.3 - Investment Return.......................................................12

                                   ARTICLE V
                                    VESTING

5.1 - Compensation Deferrals..................................................12
5.2 - Company Contributions...................................................12

                                  ARTICLE VI
                                DISTRIBUTIONS

6.1 - Distribution Option Accounts............................................13
6.2 - Election of Distribution Option.........................................13
6.3 - Retirement Distribution Option..........................................14
6.4 - In-Service Distribution Option..........................................14
6.5 - Benefits Under the Retirement Distribution Option.......................14
6.6 - Benefits under the In-Service Distribution Option.......................16
6.7-  Inability to Locate Participant.........................................17
6.8 - Payment by Trust........................................................18
6.9 - Withdrawals; Change in Control..........................................18
6.10- Distributions on Disability.............................................19

                                  ARTICLE VII
                                DEATH BENEFITS

7.1 - In General..............................................................19
7.2 - Payment of Death Benefits...............................................19


                                      -i-

                                  ARTICLE VIII
                                   ARBITRATION

8.1 - Arbitration.............................................................19

                                   ARTICLE IX
                                 ADMINISTRATION

9.1 - Committee...............................................................22
9.2 - Committee Action........................................................22
9.3 - Powers and Duties of the Committee......................................22
9.4 - Construction and Interpretation.........................................24
9.5 - Information.............................................................24
9.6 - Compensation, Expenses and Indemnity....................................24
9.7 - Quarterly Statements....................................................25

                                  ARTICLE X
                                MISCELLANEOUS

10.1 - Unsecured General Creditor.............................................25
10.2 - Restriction Against Assignment.........................................26
10.3 - Withholding............................................................26
10.4 - Amendment, Modification, Suspension or Termination.....................26
10.5 - Governing Law..........................................................27
10.6 - Receipt or Release.....................................................27
10.7 - Payments on Behalf of Persons Under Incapacity.........................27
10.8 - Headings, etc. Not Part of Agreement...................................27

                                  HILTON HOTELS

                      EXECUTIVE DEFERRED COMPENSATION PLAN

     WHEREAS, Hilton Hotels Corporation (the "Company") established a deferred compensation plan, effective as of January 1, 1997, (the "Plan") to provide supplemental retirement income benefits for a select group of management and highly compensated employees through deferrals of salary and through the Company's contributions; and

     WHEREAS, the Company amended and restated the Plan, effective as of January 1, 2000, and now wishes to amend and restate the Plan further in order to provide more attractive and flexible features for the participants and it believes that the adoption of this amended and restated plan will be in the best interests of the Company;

     NOW, THEREFORE, the Plan is hereby amended and restated, effective January 1, 2000, to read as follows:


                                    ARTICLE I

                              TITLE AND DEFINITIONS

1.1 - TITLE.

     This Plan shall be known as the Hilton Hotels Executive Deferred Compensation Plan.

1.2 - DEFINITIONS.

     Whenever the following words and phrases are used in this Plan, with the first letter capitalized, they shall have the meanings specified below.

     "Base Salary Deferral" shall mean that portion of Base Salary as to which an Eligible Employee has made an annual irrevocable election to defer receipt of until the date specified under the In-Service Distribution Option and/or the Retirement Distribution Option.

     "Beneficiary" or "Beneficiaries" shall mean the person or persons, including a trustee, personal representative or other fiduciary, last designated in writing by a Participant in accordance with procedures established by the Committee to receive all of the benefits specified hereunder in the event of the Participant's death. No Beneficiary designation shall become effective until it is filed with the Committee. If there is no Beneficiary designation in effect, or if there is no surviving designated Beneficiary, then the Participant's surviving spouse shall be the Beneficiary. If there is no surviving spouse to receive any benefits payable in accordance with the preceding sentence, the duly appointed and currently acting personal representative of the Participant's estate (which shall include either the Participant's probate estate or living trust) shall be the Beneficiary. In any case where there is no such personal representative of the Participant's estate duly appointed and acting in that capacity within 90 days after the Participant's death (or such extended period as the Committee determines is reasonably necessary to allow such personal representative to be appointed, but not to exceed 180 days after the Participant's death), then Beneficiary shall mean the person or persons who can verify by affidavit or court order to the satisfaction of the Committee that they are legally entitled to receive the benefits specified hereunder. In the event any amount is payable under the Plan to a minor, payment shall not be made to the minor, but instead be paid (1) to that person's living parent(s) to act as custodian, (2) if that person's parents are then divorced, and one parent is the sole custodial parent, to such custodial parent, or (3) if no parent of that person is then living, to a custodian selected by the Committee to hold the funds for the minor under the Uniform Transfers or Gifts to Minors Act in effect in the jurisdiction in which the minor resides. If no parent is living and the Committee decides not to select another custodian to hold the funds for the minor, then payment shall be made to the duly appointed and currently acting guardian of the estate for the minor or, if no guardian of the estate for the minor is duly appointed and currently acting within 60 days after the date the amount becomes payable, payment shall be deposited with the court having jurisdiction over the estate of the minor.

     "Board of Directors" or "Board" shall mean the Board of Directors of Hilton Hotels Corporation.

     "Bonus Compensation Deferral" shall mean that portion of Bonus Compensation as to which an Eligible Employee has made an annual irrevocable election to defer receipt of until the date specified under the In-Service Distribution Option and/or the Retirement Distribution Option.

     "Change in Control" shall mean the first to occur of any of the following events:

          (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company, or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c); or

          (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

     (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Committee" shall mean the Committee appointed by the Board to administer the Plan in accordance with Article IX, or its delegate.

     "Company" shall mean Hilton Hotels Corporation, any successor corporation and each corporation which is a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code) of which Hilton Hotels Corporation is a component member.

     "Company Contribution" shall equal the amount described in Section 4.2.

     "Compensation" shall mean the total salary paid to the Eligible Employee, including bonuses, in a Plan Year. An Eligible Employee's "Compensation" shall consist of the Eligible Employee's "Base Salary" as in effect from time to time during a Plan Year and the Eligible Employee's "Bonus Compensation" which shall equal the amount of the incentive to be paid to an Eligible Employee under any incentive plan of the Company.

     "Compensation Deferral" means that portion of Compensation as to which a Participant has made an annual irrevocable election to defer receipt until the date specified under the In-Service Distribution Option and/or the Retirement Distribution Option.

     "Disabled" or "Disability" shall mean that a Participant is disabled due to sickness or injury which qualifies the Participant for disability payments under the Company's long term disability plan. A Participant shall be considered totally and permanently disabled on the date he qualifies for such long term disability payments.

     "Distribution Option" shall mean the two distribution options which are available under the Plan, consisting of the Retirement Distribution Option and the In-Service Distribution Option.

     "Distribution Option Account" or "Accounts" shall mean, with respect to a Participant, the Retirement Distribution Account and/or the In-Service Distribution Account(s) established on the books of account of the Company, pursuant to Article IV, for each Participant.

     "Effective Date" shall mean January 1, 1997. "Amendment Effective Date" shall mean January 1, 2000.

     "Eligible Employee" shall mean (i) officers of Hilton Hotels Corporation at the Vice President level or higher, (ii) hotel general managers who are employed by the Company, or (iii) Highly Compensated Employees who are selected by the Committee to participate in the Plan pursuant to Section 2.1.

     "Enrollment Agreement" shall mean the authorization form which an Eligible Employee files with the Committee to participate in the Plan.

     "Fund" or "Funds" shall mean one or more of the investments selected by the Committee pursuant to Section 3.2(a).

     "Highly Compensated Employee" shall mean an employee of the Company who the Committee, in its discretion, anticipates will receive Compensation in excess of the salary limitation contained in Section 401(a)(17) of the Code for the applicable Plan Year.

     "In-Service Distribution Account or Accounts" shall mean the Account(s) maintained for a Participant to which Compensation Deferrals and Company Contributions are credited pursuant to the In-Service Distribution Option.

     "In-Service Distribution Option" shall mean the Distribution Option pursuant to which benefits are payable in accordance with Section 6.6.

     "Investment Return" shall mean, for each Fund, an amount equal to the net investment performance of such Fund on a given day, as determined by the Committee.

     "Participant" shall mean any Eligible Employee who elects to defer Compensation in accordance with Section 3.1.

     "Plan" shall mean the Hilton Hotels Executive Deferred Compensation Plan set forth herein, in effect as of the Effective Date, or as amended from time to time.

     "Plan Year" shall mean the 12 consecutive month period beginning on a January 1.

     "Retirement" shall mean the termination of the Participant's employment with the Company (for reasons other than death) on or after age 65, or, on or after the combination of the Participant's age and Years of Service equals at least 55.

     "Retirement Distribution Account" shall mean the Account maintained for a Participant to which Compensation Deferrals and Company Contributions are credited pursuant to the Retirement Distribution Option or as otherwise provided by Section 6.5(b).

     "Retirement Distribution Option" shall mean the Distribution Option pursuant to which benefits are payable in accordance with Section 6.5.

     "Termination Date" shall mean the date of termination of a Participant's employment with the Company.

     "Year of Vesting Service" shall mean a "Year of Service" as defined in the Hilton Hotels Thrift Savings Plan.

                                   ARTICLE II

                                  PARTICIPATION

2.1 - PARTICIPATION.

     Prior to December 31 of each Plan Year, the Committee shall designate which Highly Compensated Employees shall become Eligible Employees for the following Plan Year. An Eligible Employee designated as a Participant shall thereafter, unless otherwise determined by the

Committee, be eligible to make a Compensation Deferral for each Plan Year by electing to defer a portion of his or her Compensation in accordance with
Section 3.1.


                                   ARTICLE III

                               DEFERRAL ELECTIONS

3.1 - ELECTIONS TO DEFER COMPENSATION.

     (a) Each Eligible Employee may elect to make a Compensation Deferral by filing with the Committee an election that conforms to the requirements of this
Section 3.1, on an Enrollment Agreement provided by the Committee, no later than December 31 of the Plan Year preceding the Plan Year for which the election is to become effective and specifying whether the Participant elects a Base Salary Deferral or a Bonus Compensation Deferral or a combination, the Distribution Option Accounts to which such amounts will be credited and providing such other information as the Committee shall require. The Committee may establish minimum or maximum amounts that may be deferred under this Section and may change such standards from time to time. Any such limits shall be communicated by the Committee to the Plan Administrator and by the Plan Administrator to the Participants prior to the commencement of a Plan Year. No Participant may have more than one Retirement Distribution Account.

     (b) Notwithstanding anything herein to the contrary, no Eligible Employee shall be permitted to defer Compensation which the Committee reasonably determines is required to pay the Eligible Employee's portion of payroll taxes and contributions towards benefits (including, but not limited to, medical, life, dental and disability) provided to the Eligible Employee and his or her dependents.

     (c) Any Compensation Deferral made under paragraph (a) of this Section 3.1 shall remain in effect and be irrevocable, notwithstanding any change in the Participant's Compensation, for the entire Plan Year for which it is effective. Subject to the provisions of this

Section 3.1, a Participant shall file a new election for each Plan Year. Such election shall be made on an Enrollment Agreement filed with the Committee by December 31 of a Plan Year to make a Compensation Deferral for Compensation to be paid beginning on January 1 of the immediately following Plan Year.

     (d) The Committee may, in its discretion, permit Employees who first become Eligible Employees after the beginning of a Plan Year, including Employees who become Eligible Employees because they are promoted or hired by the Company to a position of Vice President or hotel general manager on or after January 1 of a Plan Year, to enroll in the Plan for that Plan Year by filing a completed and fully executed Enrollment Agreement as soon as practicable following the date the Employee becomes an Eligible Employee but, in any event, within 30 days after such date. Notwithstanding the foregoing, however, any Enrollment Agreement executed by an Eligible Employee, pursuant to this Section, to make a Compensation Deferral shall apply only to such amounts as are paid to the Eligible Employee after the date on which such Enrollment Agreement is filed.

3.2 - INVESTMENT ELECTIONS.

     (a) At the time of making the deferral elections described in Section 3.1, the Participant shall designate, in a manner prescribed by the Committee, which Funds the Participant's Accounts will be deemed to be invested in for purposes of determining the Investment Return to be credited to those Accounts. The Funds shall be as selected by the Committee from time to time and the Committee may add, change, or delete Funds at any time. In making the designation pursuant to this Section 3.2, the Participant may specify that all or any whole percentage of his Accounts be deemed to be invested in one or more of the Funds. A Participant may change the designation made under this Section 3.2, in a manner prescribed by the Committee, on any business day. Such change shall be effective as soon as administratively feasible after it is received.

     (b) If a Participant fails to elect a type of Fund under this Section 3.2, he or she shall be deemed to have elected an S & P 500 Index Fund (or, if no such Fund exists, the Fund designated by the Committee).

     (c) Although the Participant may designate the Funds according to paragraph
(a) above, the Committee shall select from time to time, in its sole discretion, for each of the Funds described in paragraph (a), a commercially available mutual fund or contract or an investment fund established with and administered by an investment manager selected by the Committee. The Investment Return of each such commercially available mutual fund, contract or investment fund shall be used to determine the amount of earnings to be credited to Participants' Accounts under Article IV although nothing set forth in this Plan shall require an actual investment of monies in any such mutual fund or in any other Fund designated as a deemed investment vehicle for Compensation Deferrals.


                                   ARTICLE IV

                          DISTRIBUTION OPTION ACCOUNTS

4.1 - COMPENSATION DEFERRALS.

     The Committee shall establish and maintain a Distribution Option Account or Accounts for each Participant under the Plan. Each Participant's Distribution Option Account shall be further divided into separate subaccounts ("subaccounts"), each of which corresponds to a Fund elected by the Participant pursuant to Section 3.2(a). A Participant's Distribution Option Account shall be credited as follows:

     As soon as practicable after the end of each calendar month, the Committee shall credit the subaccounts of the Participant's Distribution Option Account with an amount equal to the Compensation Deferral by the Participant during such payroll period in accordance with the Participant's election under Section 3.2(a); that is, the portion of the Participant's Compensation

Deferral that the Participant has elected to be deemed to be invested in a certain Fund shall be credited to the subaccount corresponding to that Fund.

4.2 - COMPANY CONTRIBUTION.

     A Participant's Distribution Option Account shall be further credited with the Company Contribution for that Participant as follows:

     (a) As soon as practicable after the end of each calendar month, the Committee shall credit the subaccounts of the Participant's Distribution Option Account with an amount equal to the portion of the Company Contribution, if any, which the Participant elected to be deemed to be invested in a certain type of Fund. A Participant's Company Contribution for any payroll period shall be equal to 50% of the Compensation Deferral by the Participant during such payroll period in accordance with the Participant's election under Section 3.1(a), disregarding any such deferral in excess of 10% of the Participant's Compensation for such payroll period;

     (b) As of the last day of each month, forfeitures that occurred under
Section 5.2 during such month shall be returned to the Company for its unrestricted use; and

     (c) Notwithstanding the above paragraphs of this Section 4.2, from time-to-time and in its sole discretion, the Board may provide that additional Company Contribution be credited to some or all Participants, according to the terms and conditions determined by the Board.

4.3 - INVESTMENT RETURN.

     Each subaccount of a Participant's Distribution Option Account shall, as of each business day, be credited with earnings and debited with losses in an amount equal to that determined by multiplying the balance credited to such subaccount as of the previous day by the Investment Return for the corresponding Fund pursuant to Section 3.2(a).

                                    ARTICLE V

                                     VESTING

5.1 - COMPENSATION DEFERRAL.

     A Participant's Compensation Deferral credited to his or her Distribution Option Account shall be 100% vested at all times.

5.2 - COMPANY CONTRIBUTION.

     (a) All Company Contributions credited to a Participant's Distribution Option Account shall become nonforfeitable in the following increments: (1) 25% upon the Participant's completion of two Years of Vesting Service, (2) an additional 25% (50% total) upon completion of three Years of Vesting Service,
(3) an additional 25% (75% total) upon completion of four Years of Vesting Service, and (4) the Distribution Option Account balance shall be fully nonforfeitable in its entirety on and after the Participant's completion of five Years of Vesting Service.

     (b) Notwithstanding paragraph (a) of this Section 5.2, a Participant's Distribution Option Account balance shall be fully nonforfeitable in its entirety should: (1) the Participant die while employed by the Company, (2) the Participant become Disabled while employed by the Company, or (3) there occur a Change in Control.

     (c) When a Participant incurs a Termination Date, the portion of the Company Contribution credited to his or her Distribution Option Account which is not vested shall immediately be forever forfeited to the Company, and the Company shall have no obligation to the Participant (or Beneficiary) with respect to such forfeited amount.

                                   ARTICLE VI

                                  DISTRIBUTIONS

6.1 - DISTRIBUTION OPTION ACCOUNTS. The Committee shall establish and maintain separate Distribution Option Accounts with respect to a Participant. A Participant's Distribution Option Accounts may consist of the Retirement Distribution Account and/or the In-Service Distribution Account as elected by the Participant. The amount of Base Salary Deferrals and/or Bonus Compensation Deferrals made pursuant to Section 3.1 shall be credited by the Company to the Participant's Distribution Option Accounts as soon as practicable after the end of each calendar month in which such Base Salary and/or Bonus Compensation would otherwise have been paid, in accordance with the Distribution Option irrevocably elected by the Participant in the Enrollment Agreement. Any amount once taken into account as Base Salary and/or Bonus Compensation for purposes of this Plan shall not be taken into account thereafter. Company Contributions, when credited, are credited to the Distribution Option Accounts in the same proportion as the Base Salary and/or Bonus Compensation they match. The Participant's Distribution Option Accounts shall be reduced by the amount of payments made by the Company to the Participant or the Participant's Beneficiary pursuant to this Plan.

6.2 - ELECTION OF DISTRIBUTION OPTION. In the Enrollment Agreement filed with the Committee for each Plan Year, an Eligible Employee shall elect the Distribution Account pursuant to which the Eligible Employee's Compensation Deferrals for that Plan Year will be allocated. The Eligible Employee shall allocate his Compensation Deferrals and Company Contributions between the Distribution Options in increments of ten percent; provided, however that 100 percent of such Deferrals and Company Contributions may be allocated to one or the other of the Distribution Options.

6.3 - RETIREMENT DISTRIBUTION OPTION. Distribution of the Participant's Retirement Distribution Account shall commence upon (a) the Participant's Retirement, or (b) if later, the Participant's attainment of age 65 as elected by the Participant pursuant to Section 6.5.

6.4 - IN-SERVICE DISTRIBUTION OPTION. Subject to Section 6.6, the Participant's In-Service Distribution Account shall be distributed commencing in the Plan Year elected by the Participant in the Enrollment Agreement pursuant to which such In-Service Distribution Account was established. Notwithstanding the foregoing, no Participant may elect to receive a distribution of any amount credited to the Participant's In-Service Distribution Account, including any attributable Investment Return, prior to the beginning of the third Plan Year following the Plan Year in which the Compensation Deferral giving rise to that distribution was made.

6.5 - BENEFITS UNDER THE RETIREMENT DISTRIBUTION OPTION. Benefits under the Retirement Distribution Option shall be paid to a Participant as follows:

     (a) BENEFITS UPON RETIREMENT. In the case of a Participant whose Termination Date occurs on or after eligibility for Retirement, the Participant's Retirement Distribution Account shall be distributed in one of the following methods, as elected by the Participant in writing in a separate election made on or prior to the Participant's Termination Date: (i) in a lump sum; or (ii) if the amount to be distributed exceeds $100,000, in quarterly, semi-annual or annual installments payable over 5, 10, 15, or 20 years. Any benefit payable in accordance with this paragraph shall be paid, or commence to be paid, no sooner than the first day of the thirteenth month following the Participant's Termination Date or, if later, the date specified by the Participant but no later than the first day of the month following the day the Participant attains age 65. A lump sum benefit shall be payable in an amount equal to the value of the Participant's Retirement Distribution Account as of the business day the Funds are deemed to be liquidated to make the payment. Installment payments, if any, shall commence at the time elected by the Participant in accordance with this Section, in an amount equal to (i) the value of such Retirement Distribution Account as of the business day the Funds are deemed to be liquidated to make the payment, divided by (ii) the number of installment payments elected by the Participant. The remaining installments shall be paid in an amount equal to (i) the value of such Retirement Distribution Account as of the business day the Funds are deemed to be liquidated to make the payment divided by (ii) the number of installments remaining. A Participant may change the election regarding the manner of payment of the Participant's Account, as described above, at any time on or prior to the Participant's Termination Date that occurs on or after eligibility for Retirement.

     (b) BENEFITS UPON TERMINATION OF EMPLOYMENT. In the case of a Participant whose Termination Date occurs prior to the earliest date on which the Participant is eligible for Retirement, other than on account of becoming Disabled or by reason of death, or if the amount to be distributed does not exceed $100,000 the vested portion of a Participant's Retirement Distribution Account shall be distributed in a lump sum as soon as practicable following the Participant's Termination Date. If the amount to be distributed exceeds $100,000, but the Participant is not eligible for Retirement, the Participant's Retirement Distribution Account shall be distributed in one of the following methods, as elected by the Participant in writing in a separate election made on or prior to the Participant's Termination Date: (i) in a lump sum; or (ii) in annual installments payable over 5 years. Any lump-sum benefit payable in accordance with this paragraph shall be paid on the first day of the thirteenth month following the Participant's Termination Date, in an amount equal to the value of such Retirement Distribution Account as of the business day the Funds are deemed to be liquidated to make the payment. Installment payments, if any, shall commence to be paid at the time provided in the preceding sentence, in an amount equal to (i) the value of such Retirement Distribution Account as of the business day the Funds are deemed to be liquidated to make the payment, divided by (ii) the number of installment payments elected by the Participant. The remaining installments shall be paid in an amount equal to (i) the value of such Retirement Distribution Account as of the business day the Funds are deemed to be liquidated to make the payment divided by (ii) the number of installments remaining.

6.6 - BENEFITS UNDER THE IN-SERVICE DISTRIBUTION OPTION. Benefits under the In-Service Distribution Option shall be paid to a Participant as follows:

     (a) IN-SERVICE DISTRIBUTIONS. In the case of a Participant who continues in employment with the Company, the vested portion of a Participant's In-Service Distribution Account shall be paid to the Participant commencing no later than January 31 of the Plan Year(s) elected by the Participant in the Enrollment Agreement pursuant to which such In-Service Distribution Account was established, which may be no earlier than the third Plan Year following the end of the Plan Year in the Compensation Deferral giving rise to that distribution was made, (i) in a lump sum or (ii) if the amount to be distributed exceeds $25,000, in quarterly, semi-annual or annual installments payable over 2, 3, 4, or 5 years; provided, however, that no later than the first day of the thirteenth month preceding the date on which payment is scheduled to be made or commence, the Participant may elect to defer the payment to a later date but may not make more than two such elections to delay any distribution. Any lump-sum benefit payable in accordance with this paragraph shall be paid not later than January 31 of the Plan Year elected by the Participant in accordance with
Section 6.4, in an amount equal to the vested value of the portion of such In-Service Distribution Account being distributed as of the business day the Funds are deemed to be liquidated to make the payment. Installment payments, if any, shall commence not later than January 31 of the Plan Year as elected by the Participant in accordance with Section 6.4, in an amount equal to
(i) the vested value of such portion of such In-Service Distribution Account as of the business day the Funds are deemed to be liquidated to make the payment, divided by (ii) the number of installment payments elected by the Participant in the Enrollment Agreement pursuant to which such In-Service Distribution Account was established. The remaining installments shall be paid in an amount equal to
(i) the vested value of such portion of the In-Service Distribution Account as of the business day the Funds are deemed to be liquidated to make the payment divided by (ii) the number of installments remaining. If a Participant is not fully vested when the In-Service Distribution Account is to be paid, the non-vested portion at the date of first payment will automatically be transferred to the Retirement Distribution Account.

     (b) BENEFITS UPON TERMINATION OF EMPLOYMENT. In the case of a Participant whose employment with the Company terminates prior to the date on which the Participant's then In-Service Distribution Account would otherwise be distributed or during an installment period elected under paragraph (a) above, other than on account of becoming Disabled or by reason of death, the vested portion of such In-Service Distribution Account shall be distributed in a lump sum as soon as is practicable following the Participant's Termination Date; provided, however, that if the amount remaining to be distributed exceeds $100,000 (taking into account all sums then credited to the Participant's Retirement Distribution Account), the elections provided by Sections 6.5(a) and
(b) shall then be available to be made if elected by the Participant on or prior to the Participant's Termination Date.

6.7 - INABILITY TO LOCATE PARTICIPANT.

     In the event that the Committee is unable to locate a Participant or Beneficiary within two years following the date the Participant was to commence receiving payment, the entire amount allocated to the Participant's Deferral Account and Company Contribution Account shall be forfeited. If, after such forfeiture, the Participant or Beneficiary later claims such benefit, such benefit shall be reinstated without interest or earnings from the date payment was to commence under Section 6.1.

6.8 - PAYMENT BY TRUST.

     The Company may cause the payment of benefits under this Plan to be made in whole or in part by the trustee of a trust designated by the Committee (the "Trust"). The Committee may direct the Trustee to pay the Participant's or Beneficiary's benefit at the time and in the amount described herein. In the event the amounts allocated to the Participant under the Trust are not sufficient to provide the full amount of benefit payable to the Participant, the Company shall pay the remainder of such benefit.

6.9 - WITHDRAWALS; CHANGE IN CONTROL.

     (a) WITHDRAWALS. Any Participant may receive a distribution as set forth in this Section 6.9 prior to termination of employment of up to 100% (minus the forfeiture provided below) of the value of the Participant's Distribution Option Accounts at the time of the distribution. Such distribution shall be paid in the manner provided by the Committee. The Participant shall forever forfeit 10% of the amount of the distribution to the Company, and the Company shall have no obligation to the Participant (or Beneficiary) with respect to such forfeited amount. The Committee may provide that the forfeiture shall reduce the distribution, or shall reduce the Participant's Distribution Option Accounts remaining in the Plan, if any.

     (b) CHANGE IN CONTROL. In the event of a Change in Control, any Participant may elect to receive a distribution, as set forth in this Section 6.9, of up to 100% of the value of the Participant's Distribution Option Accounts at the time of the distribution. Such election shall be made within 30 days following the Change in Control in the manner provided by the Committee. Any distribution shall be made in a lump sum on January 31 of the Plan Year immediately following the Plan Year in which occurs the Change in Control, in an amount equal to the value of such Distribution Accounts as of the business day the Funds are deemed to be liquidated to make the payment.

6.10 - DISTRIBUTIONS ON DISABILITY.

     If a Participant becomes Disabled, such Participant's Account shall be distributed pursuant to the Participant's elections under this Article VI without regard to such Disability.


                                   ARTICLE VII

                                 DEATH BENEFITS

7.1 - IN GENERAL.

     Upon the death of a Participant before his or her Distribution Option Account(s) has been paid in full (either in a lump sum or installment payments), his or her Beneficiary shall receive the balance of the Participant's vested Account as of the date of death, as adjusted by subsequent gains or losses prior to distribution, in accordance with Section 7.2.

7.2 - PAYMENT OF DEATH BENEFITS.

     The death benefit payable pursuant to Section 7.1 shall be paid to the Participant's Beneficiary. All Distribution Accounts shall be distributed in the manner elected and at the time elected by the Participant prior to death; provided, however, that if no such timely election was made, the payment shall be made in the form of a cash lump sum payment not later than January 31 of the Plan Year following the Plan Year in which occurs the Participant's death.

                                  ARTICLE VIII

                                   ARBITRATION

8.1 - ARBITRATION.

     (a) A Participant or, following the Participant's death, a Beneficiary (collectively referred to in this section as "Claimant") may, if he desires, submit any claim for payment under the Plan or any dispute regarding the interpretation of the Plan to arbitration. This right to select arbitration shall be solely that of the Claimant, and the Claimant may decide whether or not to arbitrate in his discretion. The "right to select arbitration" does not impose on the Claimant a requirement to submit a dispute for arbitration. The Claimant may, in lieu of arbitration, bring an action in appropriate civil court. The Claimant retains the right to select arbitration, even if a civil action (including, without limitation, an action for declaratory relief) is brought by the Company or any other fiduciary of the Plan prior to the commencement of arbitration. If arbitration is selected by the Claimant after a civil action concerning the Claimant's dispute has been brought by a person other than the Claimant, the Company, the trustee of any grantor trust that holds assets for the purpose of making benefit payments under the Plan ("Trustee"), and the Claimant shall take such actions as are necessary or appropriate, including dismissal of the civil action, so that the arbitration can be timely heard. Once arbitration is commenced, it may not be discontinued without the unanimous consent of all parties to the arbitration. During the lifetime of the Participant only he can use the arbitration procedure set forth in this Section.

     (b) Any claim for arbitration may be submitted as follows: if the Claimant disagrees with an interpretation of the Plan by the Company or any fiduciary of the Plan, or disagrees with the calculation of his benefit under the Plan, such claim may be filed in writing with an arbitrator of the Claimant's choice who is selected by the method described in the next four sentences. The first step of the selection shall consist of the Claimant submitting in writing a list of five potential arbitrators to the Company and to the Trustee. Each of the five arbitrators must be either (1) a member of the National Academy of Arbitrators located in the state of the Claimant's principal residence or (2) a retired California Superior Court or Appellate Court judge. Within one week after receipt of the list, the Trustee and the Company shall jointly select one of the five arbitrators as the arbitrator of the dispute in question. If the Trustee and Company fail to select an arbitrator in a timely manner (including failure to select an arbitrator by reason of disagreement between the Trustee and the Company as to the arbitrator to be selected), the Claimant then shall designate one of the five arbitrators as the arbitrator of the dispute in question.

     (c) The arbitration hearing shall be held within seven days (or as soon thereafter as possible) after the selection of the arbitrator. No continuance of said hearing shall be allowed without the mutual consent of the Claimant, the Trustee, and the Company. Absence from or nonparticipation at the hearing by any party shall not prevent the issuance of an award. Hearing procedures that will expedite the hearing may be ordered at the arbitrator's discretion, and the arbitrator may close the hearing in his sole discretion when he decides he has heard sufficient evidence to justify issuance of an award.

     (d) The arbitrator's award shall be rendered as expeditiously as possible and in no event later than one week after the close of the hearing. In the event the arbitrator finds that the Claimant is entitled to the benefits he claimed, the arbitrator shall order the Company and/or the Trustee to pay such benefits, in the amounts and at such time as the arbitrator determines. The obligation of the Trustee to pay such benefits shall not, however, exceed the assets of the trust, and the Company shall be jointly and severally liable for any amount that the Trustee is ordered to pay. The award of the arbitrator shall be final and binding on the parties. The Company shall thereupon pay the Claimant immediately the amount that the arbitrator orders to be paid in the manner described in the award. The award may be enforced in any appropriate court as soon as possible after its rendition. If any action is brought to confirm the award, no appeal shall be taken by any party from any decision rendered in such action.

     (e) If the arbitrator determines either that the Claimant is entitled to the claimed benefits or that the claim by the Claimant was made in good faith, the arbitrator shall direct the Company to pay to the Claimant, and Company agrees to pay to the Claimant in accordance with such order, an amount equal to the Claimant's expenses in pursuing the claim, including attorneys' fees.


                                   ARTICLE IX

                                 ADMINISTRATION

9.1 - COMMITTEE.

     A committee shall be appointed by, and serve at the pleasure of, the Board of Directors. The number of members comprising the Committee shall be determined by the Board which may from time to time vary the number of members. A member of the Committee may resign by delivering a written notice of resignation to the Board. The Board may remove any member by delivering a certified copy of its resolution of removal to such member. Vacancies in the membership of the Committee shall be filled promptly by the Board.

9.2 - COMMITTEE ACTION.

     The Committee shall act at meetings by affirmative vote of a majority of the members of the Committee. Any action permitted to be taken at a meeting may be taken without a meeting if, prior to such action, a written consent to the action is signed by all members of the Committee and such written consent is filed with the minutes of the proceedings of the Committee. A member of the Committee shall not vote or act upon any matter which relates solely to himself or herself as a Participant. The Chairman or any other member or members of the Committee designated by the Chairman may execute any certificate or other written direction on behalf of the Committee.


9.3 - POWERS AND DUTIES OF THE COMMITTEE.

     (a) The Committee, on behalf of the Participants and their Beneficiaries, shall enforce the Plan in accordance with its terms, shall be charged with the general administration of the Plan, and shall have all powers necessary to accomplish its purposes, including, but not by way of limitation, the following:

          (1) To select the mutual funds, contracts or investment funds to be the Funds in accordance with Section 3.2(b) hereof;

          (2) To construe and interpret the terms and provisions of this Plan and to make factual determinations;

          (3) To compute and certify to the amount and kinds of benefits payable to Participants and their Beneficiaries;

          (4) To maintain all records that may be necessary for the administration of the Plan;

          (5) To provide for the disclosure of all information and the filing or provision of all reports and statements to Participants, Beneficiaries or governmental agencies as shall be required by law;

          (6) To make and publish such rules for the regulation of the Plan and procedures for the administration of the Plan as are not inconsistent with the terms hereof; and

          (7) To appoint a plan administrator or any other agent, and to delegate to them such powers and duties in connection with the administration of the Plan as the Committee may from time to time prescribe.

          (8) On behalf of the Company, to select those Highly Compensated Employees who shall be Eligible Employees.

9.4 - CONSTRUCTION AND INTERPRETATION.

     (a) The Committee shall have full discretion to construe and interpret the terms and provisions of this Plan, which interpretation or construction shall be final and binding on all parties, including but not limited to, the Company and any Participant or Beneficiary. The Committee shall administer such terms and provisions in a uniform and nondiscriminatory manner and in full accordance with any and all laws applicable to the Plan.

     (b) Nothing contained in the Plan shall be construed to prevent the Company from taking any action which is deemed by it to be appropriate or in its best interest. No Participant, Beneficiary, or other person shall have any claim against the Company as a result of such action. Any decisions, actions or interpretations to be made under the Plan by the Company or the Board, or the Committee acting on behalf of the Company, shall be made in its respective sole discretion, not as a fiduciary, need not be uniformly applied to similarly situated individuals and shall be final, binding and conclusive on all persons interested in the Plan.

9.5 - INFORMATION.

     To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the Compensation of all Participants, their death, Disability, or other cause of termination, and such other pertinent facts as the Committee may require.

9.6 - COMPENSATION, EXPENSES AND INDEMNITY.

     (a) The Committee is authorized at the expense of the Company to employ such legal counsel as it may deem advisable to assist in the performance of its duties hereunder. Expenses and fees in connection with the administration of the Plan shall be paid by the Company.

     (b) To the extent permitted by applicable state law, the Company shall indemnify and save harmless the Committee and each member thereof, the Board of Directors and any delegate of the Committee who is an employee of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under state law.

9.7 -  QUARTERLY STATEMENTS.

     Under procedures established by the Committee, a Participant shall receive a statement with respect to such Participant's Accounts on a quarterly basis as of each March 31, June 30, September 30 and December 31.


                                    ARTICLE X

                                  MISCELLANEOUS

10.1 - UNSECURED GENERAL CREDITOR.

     Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Company. No assets of the Company shall be held under any trust, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company's assets shall be, and remain, the general unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors.

10.2 - RESTRICTION AGAINST ASSIGNMENT.

     The Company shall pay all amounts payable hereunder only to the person or persons designated by the Plan and not to any other person or corporation. No part of a Participant's Accounts shall be liable for the debts, contracts, or engagements of any Participant, his or her Beneficiary, or successors in interest, nor shall a Participant's Accounts be subject to execution by levy, attachment, or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever. If any Participant, Beneficiary or successor in interest is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any distribution or payment from the Plan, voluntarily or involuntarily, the Committee, in its discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of such Participant, Beneficiary or successor in interest in such manner as the Committee shall direct.

10.3 - WITHHOLDING.

     There shall be deducted from each payment made under the Plan or any other compensation payable to the Participant (or Beneficiary) all taxes which are required to be withheld by the Company in respect to such payment or this Plan. The Company shall have the right to reduce any payment (or compensation) by the amount of cash sufficient to provide the amount of said taxes.

10.4 - AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION.

     The Company may amend, modify, suspend or terminate the Plan in whole or in part, except that (a) no amendment, modification, suspension or termination shall have any retroactive effect to reduce any amounts allocated to a Participant's Accounts, and (b) Section 8.1 may not be amended with respect to any Participant or Beneficiary following the date the Participant or

Beneficiary makes a claim for benefits under the Plan. In the event that this Plan is terminated, the amounts credited to a Participant's Accounts (including any previously unvested amounts) shall be distributed to the Participant or, in the event of his or her death, his or her Beneficiary in a lump sum within thirty (30) days following the date of termination.

10.5 - GOVERNING LAW.

     This Plan shall be construed, governed and administered in accordance with the laws of the State of California.

10.6 - RECEIPT OR RELEASE.

     Any payment to a Participant or the Participant's Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Committee, the Company and the Trustee. The Committee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

10.7 - PAYMENTS ON BEHALF OF PERSONS UNDER INCAPACITY.

     In the event that any amount becomes payable under the Plan to a person who, in the sole judgement of the Committee, is considered by reason of physical or mental condition to be unable to give a valid receipt therefore, the Committee may direct that such payment be made to any person found by the Committee, in its sole judgement, to have assumed the care of such person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Committee and the Company.

10.8 - HEADINGS, ETC. NOT PART OF AGREEMENT.

     Headings and subheadings in this Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.

     IN WITNESS WHEREOF, the Company has caused this document to be executed by its duly authorized officer on this __ day of ______________, 1999.

                                           HILTON HOTELS CORPORATION



                                           By:
                                              ------------------------------

                                           Its:
                                               -----------------------------